EXHIBIT 21.1

LIST OF FIRST DATA CORPORATION SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation

Administradora de Tarjetas S.R.L.	Argentina

BA Merchant Services, LLC	Ohio

Banc of America Merchant Services, LLC	Delaware

Bankcard Investigative Group Inc.	Delaware

BUYPASS Inco Corporation	Delaware

BWA Merchant Services Pty. Ltd.	Australia

Call Interactive Holdings LLC	Delaware

Cash Axcess Corporation (Proprietary) Limited	South Africa

Cashcard Australia Limited	Australia

CESI Holdings, Inc.	Delaware

Clover MarketPlace, LLC	Delaware

Clover Network, Inc.	Delaware

Concord Computing Corporation	Delaware

Concord Corporate Services, Inc.	Delaware

Concord EFS Financial Services, Inc.	Delaware

Concord EFS, Inc.	Delaware

Concord Emerging Technologies, Inc.	Arizona

Concord Financial Technologies, Inc.	Delaware

Concord One, LLC	Delaware

Concord Payment Services, Inc.	Georgia

Concord Processing, Inc.	Delaware

Concord Transaction Services, LLC	Colorado

CTS Holdings, LLC	Colorado

CTS, Inc.	Tennessee

D.Man Debtors Notification Company S.A	Greece

DW Holdings Canada ULC	Alberta

Eastern States Bankcard Association Inc.	New York not-for-profit

Eastern States Monetary Services, Inc.	New York not-for-profit

EBP Re, Ltd.	Bermuda

Electronic Banking Solutions Limited	Australia

EPSF Corporation	Delaware

European Merchant Services BV	Netherlands

FD do Brasil Soluções de Pagamento Ltda	Brazil

FDFS Holdings, LLC	Delaware

FDGS Group, LLC	Delaware

FDGS Partner, LLC	Delaware

FDR (First Data Resources) Europe B.V.	Netherlands

FDR Ireland Limited	Delaware

FDR Limited	Delaware

FDR Missouri Inc.	Delaware

FDR U.K. Limited	United Kingdom

FDS Holdings, Inc.	Delaware

Federated Union Systems, Limited	Ireland

Federated Union Systems Europe Ltd.	Ireland

First Data APSS Coöperatief U.A.	Netherlands

First Data Asia Pte Ltd.	Singapore

First Data Austria GmbH	Austria

First Data Austria Holdings GmbH	Austria

First Data Bilgi Isleme Hizmetleri Limited Sirketi	Turkey

First Data Canada Ltd.	Canada

First Data Capital, Inc.	Delaware

First Data Card Solutions, Inc.	Maryland

First Data (China) Co., Ltd.	China

First Data Chile Limitada	Chile

First Data CIS	Russia

First Data Colombia Ltda.	Colombia

First Data Commercial Services Holdings, Inc.	Delaware

First Data Commercial Services Limited	Ireland

First Data Communications Corporation	Delaware

First Data Cono Sur SA	Argentina

First Data Corporation Australia (Holdings) Pty Limited	Australia

First Data Corporation (Luxembourg) SARL	Luxembourg

First Data Czech Republic	Czech Republic

First Data Deutschland GmbH	Germany

First Data EC, LLC	Delaware

First Data EESTI OU	Estonia

First Data Europe Limited	United Kingdom

First Data Egypt LLC	Egypt

First Data Foundation	Colorado not-for-profit

First Data Government Solutions, Inc.	Delaware

First Data Government Solutions, LP	Delaware

First Data Global Services Limited	Ireland

First Data GmbH	Germany

First Data (Greece) US Holding Corp.	Delaware

First Data Hellas Processing Services & Holdings SA	Greece

First Data Holding I (Netherlands) BV	Netherlands

First Data Hong Kong Limited	Hong Kong

First Data Magyarorszag Kereskedelmi es Szolgaltato Kft	Hungary

First Data (India) Private Limited	India

First Data International d.o.o.	Croatia

First Data International Incorporated	Delaware

First Data International (Italia) Srl	Italy

First Data International Luxembourg SARL	Luxembourg

First Data International Luxembourg II SARL	Luxembourg

First Data International Luxembourg III SARL	Luxembourg

First Data International Luxembourg IV SARL	Luxembourg

First Data International Luxembourg V SARL	Luxembourg

First Data International Luxembourg VI SARL	Luxembourg

First Data International Luxembourg VII SARL	Luxembourg

First Data International Luxembourg VIII SARL	Luxembourg

First Data Japan Co., Ltd.	Japan

First Data Korea Limited	Korea

First Data Latin America Inc.	Delaware

First Data Latvia	Latvia

First Data Lietuva	Lithuania

First Data (Mauritius) Holding Company	Mauritius

First Data Merchant Services Corporation	Florida

First Data Merchant Services México, S. de R.L. de C.V.	Mexico

First Data Merchant Services Northeast, LLC	Delaware

First Data Merchant Services Southeast, L.L.C.	Delaware

First Data Merchant Solutions (Hong Kong) Private Limited	Hong Kong

First Data Merchant Solutions Private Limited (Singapore)	Singapore

First Data Middle East FZ — LLC	UAE

First Data Mobile Holdings, Inc.	Delaware

First Data Mobile (Bermuda) Holdings, Ltd.	Bermuda

First Data Mobile Holdings Limited	Ireland

First Data Mobile Payments Limited	Ireland

First Data Mobile Solutions GmbH	Germany

First Data Mobile Solutions Limited	Ireland

First Data (Norway) Holding AS	Norway

First Data Operations (Austria) GmbH	Austria

First Data Orca JV Holdco Pte Limited	Singapore

First Data Payment Services, LLC	Delaware

First Data Poland Holding S.A.	Poland

First Data Polska S.A.	Poland

First Data Procurements México, S. de R.L. de C.V.	Mexico

First Data Real Estate Holdings L.L.C.	Delaware

First Data Resources Australia Limited	Australia

First Data Resources Investments Pty Limited	Australia

First Data Resources, LLC	Delaware

First Data Resources South Africa (Proprietary) Limited	South Africa

First Data Retail ATM Services L.P.	Texas

First Data Romania SRL	Romania

First Data Secure LLC	Delaware

First Data Serbia and Montenegro d.o.o.	Serbia

First Data Services LLC	Delaware

First Data (Singapore) Pte Ltd.	Singapore

First Data Slovakia a.s.	Slovakia

First Data Solutions Inc.	Washington

First Data Spain Holdings, S.L.	Spain

First Data Support Services Private Limited	India

First Data Technologies, Inc.	Delaware

First Data Transportation Services Inc.	Tennessee

First Data Trust Company, LLC	Colorado

First Data Uruguay SA	Uruguay

First Data Voice Services	Delaware general partnership

First Merchant Processing (Ireland) Limited	Ireland

First Merchant Solutions GmbH	Germany

FSM Services Inc.	Delaware

FTS (NSW) Pty. Limited	Australia

Funds & Assets Management LLC	New York

FundsXpress, Inc.	Delaware

FundsXpress Financial Network, Inc.	Texas

Gift Card Services, Inc.	Oklahoma

Gratitude Holdings LLC	Delaware

Greenwood Holdings 1 Inc.	Delaware

Huntington Merchant Services, L.L.C.	Delaware

ICICI Merchant Services Private Limited	India

Ignite Payments, LLC	California

Instant Cash Services, LLC	Delaware

Integrated Payment Systems Canada Inc.	Canada

Integrated Payment Systems Inc.	Delaware

Inverland Jasper SL	Spain

IRS Intelligent Risk Management Solutions GmbH	Germany

Linkpoint International, Inc.	Nevada

MAS Inco Corporation	Delaware

MAS Ohio Corporation	Delaware

Merchant Solutions Private Limited	Bangladesh

Merchant Solutions Private Limited	Sri Lanka

Merchant Solutions Pte (Macau) Limited	Macau

Merchant Solutions (Shanghai) Consultancy Co., Ltd.	China

Merchant Solutions Sdn Bhd	Malaysia

Money Network Financial, LLC	Delaware

National Payment Systems Inc.	New York

New Payment Services, Inc.	Georgia

Omnipay Limited	Ireland

PayCargo, LLC	Delaware

PayPoint Electronic Payment Systems, LLC	Delaware

PaySys de Costa Rica, S.A.	Costa Rica

PaySys Europe, B.V.	Netherlands

PaySys International, Inc.	Florida

PaySys International Limited	Ireland

PaySys International Pty. Ltd.	Australia

Pegaso SRL	Argentina

Perka, Inc.	Delaware

POS ICE Merchant Services Private Limited	India

POS Merchant Solutions Pte. Limited	India

POS Merchant Solutions Sdn Bhd	Brunei

Posnet SRL	Argentina

Processing Center, S.A.	Panama

Publicdatasystems, Inc.	Delaware

REMITCO LLC	Delaware

Research Park Association, Inc.	Florida not-for-profit

Sagebrush Holdings LLC	Delaware

Signet	United Kingdom

Signet Processing Limited	United Kingdom

Size Technologies, Inc.	California

Star Networks, Inc.	Delaware

Star Processing, Inc.	Delaware

Star Systems Assets, Inc.	Delaware

Star Systems, Inc.	Delaware

Star Systems, LLC	Delaware

Strategic Investment Alternatives LLC	Delaware

SunTrust Merchant Services, LLC	Delaware

TASQ LLC	Delaware

TASQ Technology, Inc.	California

TeleCash GmbH & Co. KG	Germany

TeleCash Management GmbH	Germany

TeleCheck International, Inc.	Georgia

TeleCheck Payment Systems Limited	New Zealand

TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania

TeleCheck Services Canada, Inc.	Canada

TeleCheck Services, Inc.	Delaware

TeleCheck Services of Puerto Rico, Inc.	Georgia

The Joint Credit Card Company Limited	United Kingdom

TRS Recovery Services, Inc.	Colorado

Transaction Solutions, LLC	Delaware

Trionis SCRL	Belgium

Unified Merchant Services	Georgia General Partnership

ValueLink, LLC	Delaware

Zolter Services Limited	Ireland